UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2016

CHEROKEE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

Underwriting Agreement

On November 29, 2016, Cherokee Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), relating to the firm commitment public offering of 3,685,000 shares of the Company’s common stock at a public offering price of $9.50 per share for total gross proceeds of approximately $35 million (the “Offering”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 45-day option to purchase up to an additional 552,750 shares of its common stock to cover over-allotments, if any. The Company expects the Offering to close on December 2, 2016, subject to customary closing conditions.

The Company intends to use the net proceeds from the Offering to fund a portion of its acquisition of all of the issued and outstanding share capital of Hi-Tec Sports International B.V. (“Hi-Tec”) as described below, and/or for general corporate purposes.

The shares of common stock have been registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-205175) (the “Registration Statement”) previously filed with the Securities and Exchange Commission (the “SEC”).

The Underwriting Agreement contains representations, warranties and covenants that are customary for a transaction of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 to this Current Report and incorporated herein by reference is a copy of the opinion of Morrison & Foerster LLP relating to the validity of the shares of common stock that may be sold in the Offering described in this Item 1.01 (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Share Purchase Agreement

On November 29, 2016, the Company entered into a share purchase agreement (the “SPA”), by and among Sunningdale Corporation Limited (the “Seller”), Irene Acquisition Company B.V. and the Company, pursuant to which the Company agreed to acquire all of the issued and outstanding share capital of Hi-Tec for an aggregate cash purchase price of approximately $95.8 million on a cash-free debt-free basis, based on normalized working capital (the “Hi-Tec Acquisition”). Subject to post-closing adjustments, and after giving effect to the asset sales and other transactions described below, the purchase price for the Hi-Tec intellectual property assets to be retained by the Company is approximately $62.0 million.

In connection with the Hi-Tec Acquisition, all of the existing indebtedness of Hi-Tec will be repaid. The SPA contains customary warranties and indemnities for a Dutch transaction. Subject to certain carve-outs and qualifications as set forth in the SPA and subject to certain limited exceptions, the Company’s recourse for breaches of warranties under the SPA will be to a warranty and indemnity insurance policy. A deposit of approximately $2.1 million has been paid by or on behalf of the Company to an escrow account at the time the SPA was signed and the Seller is entitled to that deposit if the Hi-Tec Acquisition is not consummated by December 23, 2016, except in certain limited circumstances.

Asset Purchase Agreements

Separate agreements provide for the sale of certain of the assets of Hi-Tec and its subsidiaries by the Company and/or its affiliated entities to certain operating partners and/or distributors of Hi-Tec. On November 29, 2016, the Company and/or its affiliated entities entered into sales agreements with Carolina Footwear Group, LLC and Batra Limited. The aggregate cash purchase price of such agreements, including those with Carolina Footwear Group, LLC and Batra Limited, is expected to be approximately $25.3 million, based on expected working capital and subject to certain post-closing adjustments (the “Sale Transactions”).

Consistent with the Company’s planned conversion of the Hi-Tec business, the Company will continue to own the intellectual property assets of Hi-Tec following the Sale Transactions, and certain of the operating partners and/or distributors would license certain trademarks of Hi-Tec from, and pay royalties to, the Company. The proceeds of the Sale Transactions will be used to fund a portion of the purchase price for the Hi-Tec Acquisition. The Company also expects to use the prepayment of the first year of guaranteed minimum royalties from certain of the operating partners and/or distributors under these licenses to pay a portion of the purchase price for the Hi-Tec Acquisition.

Cerberus Credit Facility

On November 29, 2016, as part of the transactions contemplated for the closing of the Hi-Tec Acquisition described herein, the Company entered into a commitment letter for a senior secured credit facility with Cerberus, as administrative agent and collateral agent for the lenders from time to time party thereto, pursuant to which the Company may borrow (a) up to $5 million under a revolving credit facility, and (ii) up to $45 million under a term loan facility. The Company will use a portion of the Cerberus credit facility to repay the outstanding indebtedness of Hi-Tec. The Cerberus credit facility will be secured by a first priority lien on, and security in, substantially all of the Company’s assets and those of the Company’s subsidiaries and will have a five year term. The Cerberus credit facility will bear interest at a rate per annum equal to either (i) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. in JPMorgan Chase Bank, N.A. in New York, New York as its reference rate, base rate or prime rate or LIBOR plus, in each case, the applicable margin and subject to the applicable rate floor. Borrowings under the Cerberus credit facility will be subject to certain maintenance and other fees. The terms of the Cerberus credit facility include financial covenants that set financial standards we will be required to maintain. The Company expects to use a portion of the Cerberus credit facility to fund the Hi-Tec Acquisition. The Company also anticipates using a portion of the borrowings under the Cerberus credit facility to repay the Company’s existing credit agreement with JPMorgan Chase and for general working capital.

Receivables Funding Loan

On November 29, 2016, pursuant to the Hi-Tec Acquisition described herein, the Company entered into a commitment letter for an unsecured receivables funding loan in the amount of $5 million to be provided by Jess Ravich, the Chairman of our Board of Directors. The receivables funding loan will bear interest at a rate of 9.5 percent per annum and will be subject to a fee equal to 2.5 percent of the principal amount of the loan, payable at closing. The outstanding principal and accrued interest under the receivables funding loan will be due and payable 180 days after closing of the Hi-Tec Acquisition. The Company expects that certain accounts receivable assets which are expected to be collected in the ordinary course of business will be used to repay the receivables funding loan. Under certain circumstances, a portion of the proceeds from the exercise of the underwriter’s over-allotment option, if any, may be used to repay the receivables funding loan.

Item 2.02 Results of Operations and Financial Condition.

On November 28, 2016, the Company issued a press release  that announced  its  preliminary results of operations for the third quarter of fiscal year 2017, as well as its guidance for fiscal year 2017 (excluding any potential impact of the acquisition of Hi-Tec, as described in Item 1.01 of this Current Report on Form 8-K) and fiscal year 2018 (assuming consummation of the acquisition of Hi-Tec, as described in Item 1.01 of this Current Report on Form 8-K), respectively.  A copy of this press release, which is incorporated herein by reference, is furnished (with respect to the information contained in this Item 2.02) as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

Launch of Public Offering of Common Stock

The press release described in Item 2.02 of this 8-K also announced the Company’s intention to offer and sell shares of its common stock in a public offering, pursuant to an effective shelf registration statement and the Underwriting Agreement described in Item 1.01 to this Current Report on Form 8-K.  A copy of the press release, which is incorporated herein by reference, is filed (solely with respect to the information contained in this Item 8.01) as Exhibit 99.1 to this Current Report on Form 8-K.

Intent to Acquire Hi-Tec

On November 28, 2016, the Company issued a press release announcing its intent to enter into the Hi-Tec Acquisition, as described in Item 1.01 to this Current Report on Form 8-K .  A copy of this press release, which is incorporated herein by reference, is filed as Exhibit 99.2 of this Current Report on Form 8-K.

Entry into Hi-Tec Acquisition Documents; Pricing of Public Offering of Common Stock

On November 29, 2016, the Company issued a press release that announced its entry into definitive documents relating to the Hi-Tec Acquisition described above. The press release also announced the pricing of the Offering, pursuant to the Underwriting Agreement described in Item 1.01 of this 8-K.  A copy of this press release, which is incorporated herein by reference, is filed as Exhibit 99.3 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Date: November 29, 2016	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated November 29, 2016, by and between Cherokee Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

99.1	Press Release of Cherokee Inc., related to the launch of the public offering and financial guidance, dated November 28, 2016.

99.2	Press Release of Cherokee Inc., related to its intent to enter into the Hi-Tec Acquisition, dated November 28, 2016.

99.3	Press Release of Cherokee Inc., related to entry into definitive documents relating to the Hi-Tec Acquisition and pricing of the public offering, dated November 29, 2016.